EXHIBIT 32.02
CERTIFICATION BY SENIOR VICE PRESIDENT OF ACCOUNTING AN FINANCE
     I, Gregory T. Donovan, certify that (i) the Form 10Q for the quarter ended June 30, 2008 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended June 30, 2008 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

THE CAMPBELL FUND TRUST
By:	Campbell & Company, Inc., managing operator

By:	/s/ Gregory T. Donovan Gregory T. Donovan
Senior Vice President of Accounting and Finance
August 14, 2008

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